Exhibit 10.7

THIRD AMENDMENT TO LEASE

THIS AGREEMENT made and entered into this 17th day of May 2006 (the “Effective Date”), by and between West Washington Associates, LLC, a Wisconsin limited liability company (“Landlord”), and Sonic Foundry, Inc., a Maryland Corporation (“Tenant”).

WHEREAS, in a Lease agreement between the above parties (“Lease”), Tenant Leased from Landlord the premises known as Suite 775 of Network222, 222 West Washington Avenue, Madison, WI 53703 (“Premises”), for a term commencing October 1, 2003, upon the covenants and conditions contained therein.

WHEREAS, the parties amended the Lease and the Premises to include Suite 140 as storage space to the Premises in a First Amendment To Lease dated October 1, 2003.

WHEREAS, the parties amended the Lease to add 3,811 of Usable Area to the Premises in a Second Amendment To Lease dated February 11, 2004.

WHEREAS, Landlord and Tenant now desire to amend the Lease on the terms herein stated. (Capitalized terms shall have the meaning ascribed to them in the Lease unless otherwise noted herein.)

THEREFORE, in consideration of the mutual covenants and conditions contained herein the parties hereby agree as follows:

1.	Upon the Effective Date the Premises shall be amended to include 8,911 square feet of Rentable Area (7,749 square feet of Usable Area) as depicted in Exhibit A attached hereto (such addition to the Premises, the “Second Expansion Space”). Tenant is also hereby granted a non-exclusive license to place network patch panel and switch equipment necessary for its office network serving the Second Expansion Space within the electrical closet located adjacent to the Second Expansion Space during the duration of the term.

2.	Tenant hereby exercises its first of two three (3) year options to extend as set forth in Section 18.18 of the Lease. The new Expiration Date for the entire Premises, including the Second Expansion Space, shall be September 30, 2011. Tenant’s second expansion option as set forth in Section 18.18 of the Lease shall be deemed to include the Second Expansion Space.

3.	Base Rent for the Second Expansion Space shall be abated through August 31, 2006. The Base Rent for the Second Expansion Space shall begin September l, 2006 and shall be adjusted according to the following schedule:

September 1, 2006 - September 30, 2007:	$23.50/RSF
October 1, 2007- September 30, 2008:	$24.00/RSF
October 1, 2008 - September 30, 2009:	$24.50/RSF
October 1, 2009 - September 30, 2010:	$25.00/RSF
October 1, 2010 - September 30, 2011:	$25.50/RSF

4.	With respect to the Second Expansion Space, Tenant’s Base Year shall be calendar year 2006. Tenant shall pay Tenant’s Pro Rata Share of increases in Operating Costs over Landlord’s Share in the Base Year as set forth in Section 4.3 of the Lease. Tenant’s Pro Rata Share under the Lease with respect to the Second Expansion Space is 4.54%.

5.	Exhibit D of the Lease (Parking Addendum) shall be amended to add nine parking spaces in the Building and the Parking Agreement - Dane County Ramp dated September 16, 2003 shall be amended to add fourteen (14) parking spaces in the Dane County Ramp (or the City of Madison Overture Center Ramp). These additional stalls shall be taken under the same terms and conditions as set forth in the respective agreements including being subject to the each agreements’ current applicable Additional Rent schedule and future adjustments as set forth in those agreements.

6.	The Second Expansion Space is being taken in its “as-is” condition. Provided Tenant is not in default under the Lease, beyond any applicable cure periods, Landlord shall provide Tenant an improvement allowance in the amount of $309,950 (the “Improvement Allowance”) to be utilized for improvements to the Second Expansion Space in the manner and terms as set forth in the attached Exhibit B - Landlord and Tenant Construction Obligations.

7.	Tenant shall have the right to place a Building standard Landlord approved directory strip identifying Tenant on the monument sign located outside the Building entry at Tenants sole cost and expense.

8.	The Second Expansion Space shall not be subject to Tenant’s Option to Expand as set forth in Section 18.19 of the Lease.

9.	Tenant acknowledges that, as depicted in Exhibit C, Landlord may in the future require the recapture of part of the Second Expansion Space to serve as the Building’s future elevator core should Landlord desire to expand the Building. Tenant and Landlord agree to negotiate in good faith to achieve an equitable agreement whereby Landlord would recapture the space necessary for the elevator core.

10.	Right of First Offer. Provided there is at least three (3) years remaining on the term of the Lease (including any lease extension period if previously exercised), Tenant will have the right of first offer (“Right of First Offer”) to lease any space adjacent to the Second Expansion Space as depicted in the attached Exhibit D whenever such space becomes available during the term of the Lease. Space shall deemed to “become available” when the lease for any current tenant of all or a portion of the adjacent space expires or is otherwise terminated. Notwithstanding this, adjacent space shall not be deemed to “become available” if the space is i) assigned or subleased by the current tenant of the space, or ii) re-let by the current tenant of the space by renewal, extension, or renegotiation.

Tenant’s Right of First Offer will be provided under the following terms and conditions:

(a)	Whenever such space covered under Tenant’s Right of First Offer becomes available, Landlord will give Tenant notice of such availability together with the terms of its availability, which shall be based on the fair market rental conditions for comparable office space in downtown Madison, Wisconsin at the time the space becomes available for lease.

(b)	Within fifteen (15) days of receipt of Landlord’s notice, Tenant will give Landlord written notice of Tenant’s intent to expand into the offered space or Tenant’s right to such space will be deemed waived by Tenant.

In the event Tenant exercises such Right of First Offer, the area will be added to the Premises under the terms and conditions so offered and in its entirety unless Landlord agrees to divide such space.

11.	Landlord and Tenant hereby represent and warrant to the other party that it has not engaged a broker to whom a commission would be due for either the Second Expansion Space nor for the extension of the term for the existing Premises. Each party agrees to indemnify and hold the other party harmless from any claim(s) of a commission owing from this Third Amendment to Lease.

Tenant has occupied and/or inspected the Premises and knows the condition thereof, and acknowledges that no warranties, expressed or implied, are made with respect thereto, except as provided in this Third Amendment.

All other conditions of the Lease remain unchanged and all terms of the Lease, as amended, are incorporated herein by reference.

This Agreement shall also be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date and year above written.

WEST WASHINGTON ASSOCIATES, LLC, LANDLORD

By:	/s/ William J. Kunkler
William J. Kunkler, Executive Vice President

By:	/s/ Lee R. Ferderer
Lee R. Ferderer, Corporate Counsel

SONIC FOUNDRY, INC., TENANT

By:	/s/ Kenneth A. Minor
Kenneth A. Minor, Chief Financial Officer

11
109
110
111
112
108
107
106
105
104
103
113
114
115
102
101
Conference
Urban Tech Catalyst
Suite 150
Democratic
Party of
Wisconsin
Suite 160
Storage
Stafford
Rosenbaum
Suite
165
Storage
748 RSF
Suite 170
5Nines Data
Suite 15
Charlton Group
Suite 10
Norlight
Suite 13
Suite 11
WIN
Suite
12
Suite 140
Sonic
Foundry
Suite 107
Global Crossing
Errand
Solutions
194 RSF
150
RSF
Available
3,590 RSF
Break
Room
Training
Room
Building
Manager
First Floor Space
Suite 100
8,911 RSF
Suite 30
First Weber
Show Room
Suite 1
Choice One
Suite 20 First Weber Group
Network222 Floor 1

Exhibit A

EXHIBIT B - LANDLORD AND TENANT CONSTRUCTION OBLIGATIONS

LANDLORD’S AND TENANT’S CONSTRUCTION OBLIGATIONS

I. CONSTRUCTION PROCEDURES

Landlord agrees to provide, by Landlord’s designated architect and/or engineer, the following Building Standard architectural and mechanical drawings and specifications (the “Initial Plans”), to be drawn for the Second Expansion Space on Tenant’s behalf and which shall be based upon Tenant’s space plan as shown in Exhibit B-l:

A.	Completed, finished and detailed architectural drawings for Tenant’s reflected ceiling, telephone, data and electrical outlets, and for the work to be done by Landlord under Section II hereof.

B.	Completed Building Standard plans where necessary for installation of air-conditioning grilles and registers, heating and electrical facilities for the work to be done by Landlord under Section II hereof.

Landlord shall also submit for Tenant’s review architectural drawings for Tenant’s doors, sidelights, cabinetry, and countertops which shall be reviewed and approved by Tenant and Landlord using reasonable discretion.

Tenant covenants and agrees to furnish Landlord the following necessary information for the completion of the Initial Plans on or before May 10, 2006:

A.	Electrical outlet, telephone and data locations;

B.	Cabinet layout and laminate selections (Kitchenette, Copy/Work Room countertop/ cabinetry);

C.	Flooring selections; and

D.	Paint color selections for walls and door jams.

Landlord will, within seven (7) days therefrom, complete said plans and submit to Tenant for approval or disapproval. Tenant will inform Landlord of this approval or any corrections of said plans within three (3) days after receipt thereof by Tenant. All such plans are expressly subject to Landlord’s prior written approval, which Landlord will not unreasonably withhold or delay.

Landlord shall provided an Improvement Allowance of Three Hundred Nine Thousand Nine Hundred and Fifty Dollars ($309,950), to pay the cost of Landlord’s Work to be performed in the Second Expansion Space pursuant to this agreement and for the services to be provided by Landlord hereunder. All costs for such work and services (including architectural fees and Landlord’s construction management fee of eight percent (8%) of the cost of the work) will be deducted from the Improvement Allowance. Tenant shall pay to Landlord the cost of work and services in excess of the Improvement Allowance prior to occupancy of the Second Expansion Space. Tenant shall receive a credit to its Base Rent for any unused portion of said allowance using a fifteen (15) year amortization schedule with a discount rate of ten percent (10%).

Landlord, at its sole cost and expense, will cause said plans to be filed with the appropriate governmental agencies in such form (buildings notice, alteration or other form) as may be required. If Tenant will desire any additional or non-standard work, over and above that specified in Section II hereof, to be performed in the Second Expansion Space by Landlord or by Tenant, Tenant will cause similar plans and specifications for such work to be drawn at Tenant’s sole expense, either by arranging therefor with Landlord’s architect and/ or engineer, or by consultants of its own selection. All such plans and specifications for additional or non-standard work will be submitted to Landlord with Tenant approved and/ or corrected Initial Plans (hereinafter referred to as the “Final Plans”) for Landlord’s review and approval. Landlord reserves the right to give directives to Tenant’s architect or engineer, at Tenant’s expense, for the purpose of insuring that such additional or non-standard work conforms to the Building Standards. Landlord covenants it will not unreasonably withhold or delay such review.

If Landlord agrees to perform, at Tenant’s request, and upon submission by Tenant of necessary plans and specifications, any additional or non-standard work over and above that specified in Section II hereof, such work will be performed by Landlord, at Tenant’s sole expense, as a Tenant extra. Prior to commencing any such work requested by Tenant, Landlord will submit to Tenant written estimates of the cost of any such work as indicated on Final Plans. If Tenant will fail to approve or disapprove any such estimate within one (1) week from the date of submission thereof by Landlord, then Landlord will be authorized to proceed thereon. Tenant agrees to pay Landlord, promptly upon being billed therefor, the cost of all such work, together with eight percent (8%) of the cost for Landlord’s fee; Tenant agrees that in the event of default of payment thereof, Landlord will (in addition to all other remedies) have the same rights as in the event of default of payment or rent under the Lease.

In addition, if Tenant fails to supply to Landlord any of the above specified information within twenty (20) days after the dates so specified, Landlord may, at it’s option, declare a default under this Lease and exercise any of Landlord’s remedies for default thereunder, including terminating this Lease. If Landlord so terminates the Lease, Tenant will pay Landlord for all expenses incurred by Landlord in preparing the Initial Plans, and/ or Final Plans or in preparing the Second Expansion Space for occupancy by Tenant.

Landlord will permit Tenant and it agents reasonable access to the Second Expansion Space during normal working hours prior to the date specified for the commencement of Tenant’s occupancy under this Lease, in order that Tenant may perform through its own contractors such work and decorations as Tenant may desire at the time that Landlord’s contractors are working in the Second Expansion Space. All contractors engaged by Tenant as permitted by Landlord will be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s general contractor and other contractors on the job. Such license is further conditioned upon Workers’ Compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant’s contractors engaged in the performance of the work, and certificates of such insurance being furnished to Landlord, prior to proceeding with the work. If at any time such entry will cause disharmony or interference with Landlord’s mechanics or contractors, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry will be deemed to be subject to all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord will not be liable in any way for any injury, loss or damage which may occur to Tenant, its employees, contractors, agents, workmen and mechanics, or any one or more of them, or to any of Tenant’s decorations or installations so made prior to commencement of the term of the Lease, the same being solely at Tenant’s risk and Tenant hereby agrees to indemnify and hold Landlord harmless form any and all claims therefor or arising therefrom.

Landlord will cause the repair or replacement of any defects in material or workmanship, if any, in the improvements installed by Landlord, if Landlord receives written notification of such defect from Tenant within the period of one (1) year after the date of substantial completion of the Building. Tenant’s sole and exclusive remedy against Landlord will be for the repair. Landlord will not be responsible for any defect of any nature in the improvements installed by Landlord of which Landlord is not so notified within such one (1) year period. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN IMPROVEMENTS EXCEPT THE WARRANTIES EXPRESSLY SET FORTH HEREIN. TENANT’S SOLE REMEDY FOR THE BREACH OF ANY APPLICABLE WARRANTY WILL BE THE REMEDY SET FORTH HEREIN. Tenant agrees that no other remedy, including without limitation incidental or consequential damages for lost profits, injury to person or property, or any other incidental or consequential loss will be available to Tenant.

II. LANDLORD’S WORK

The Second Expansion Space will be provided in “as is” condition except for the work provided herein, which will be “Landlord’s Work”. Landlord agrees to perform the following work in the Second Expansion Space described herein and shown on the floor plan attached hereto to provide Tenant new, fully finished, “turn-key” office space (subject to the Improvement Allowance), said work be commenced after Tenant has approved the Initial Plans:

A.	Partitioning - Furnish and install Landlord’s Building Standard partitioning in place as shown on the attached floor plan. The partitions will be 3-3/4” normal thickness, consisting of one (1) 5/8” thick, full-height gypsum board, attached to each side of 2-1/2” metal studs (penetrating the acoustical ceiling at each demising wall between private spaces within the Second Expansion Space and at these locations, where feasible, to the structural deck above the ceiling). Demising partitions will include batt-type insulation for sound insulation purposes. Drywall to be taped and sanded, ready for finishing.

B.	Painting - Paint the non-glazed portion of the exterior walls and all Building Standard demising and interior partitions in Landlord’s Building Standard grade of enamel latex paint with one (1) primer and one (1) finish coat. Tenant to select paint colors (subject to Landlord’s consent which shall not be unreasonably withheld).

C.	Doors, Frames, and Hardware - Furnish and install Landlord’s Building Standard full height solid core doors and door as shown on the attached floor plan. Interior doors to have Building Standard passage set hardware and corridor exit doors to have Building Standard locksets. Doors are to have non-glare exterior finish. Doorstops provided for all doors. The Second Expansion Space main entrance doors to be glass as determined by architect with Landlord and Tenant approval.

D.	Electrical Outlets - Furnish and install wall-mounted duplex 110-volt receptacles at locations reasonably selected by Tenant. Tenant agrees to allow Landlord to use existing receptacles if said receptacles are located at or nearby Tenant’s desired locations.

E.	Telephone/Data Outlets - Provide for the installation of Building Standard wall-mounted telephone outlets in the ratio of one (1) per each two hundred ten (210) square feet of Usable Area. Landlord to provide wall junction boxes with conduit in wall cavity with pull string. Reasonable voice/data wiring to be part of Landlord’s Work.

F.	Light Fixtures - Furnish and install Landlord’s Building Standard 2’ x 4’ recessed fluorescent fixture, with acrylic prismatic lens, in the ratio of one (1) per each eighty (80) square feet of Usable Area.

G.	Light Switches - Furnish and install Landlord’s Building Standard wall switches in the ratio of one (1) switch per each three hundred (300) square feet of Usable Area and in a configuration that conforms to applicable building codes.

H.	Ceiling - Furnish and install Landlord’s Building Standard acoustical hung ceiling throughout the Premises.

I.	Carpet and Cove Base - Furnish and install Landlord’s Building Standard carpeting and cove base, as selected by Tenant from Landlord’s color range, located where shown on the Initial Plans.

J.	Window Covering - Furnish and install Landlord’s Building Standard mini-blinds (as needed) on exterior windows.

K.	Heating, Ventilating, and Air Conditioning (HVAC) - Furnish and install Landlord’s Building Standard HVAC system, including reasonable duct work and one (1) thermostat for each zone. Supply grilles installed in accordance with plans and specifications by mechanical engineer and/or mechanical contractor. The HVAC system serving the Second Expansion Space is to be furnished and installed in conformance with all applicable building codes and in conformance with the performance standard set forth in the Lease.

L.	Fire Protection - Furnish and install Landlord’s Building Standard fire protection system. Furnish and install all required exit lights and any other fire protection systems required by applicable building codes.

M.	Cabinetry - Furnish and install Landlord’s Building Standard lower cabinets and countertops as shown on the Initial Plans. Tenant to select laminate color for counters and cabinets subject to Landlord’s consent, which shall not be unreasonably withheld.

N.	Sidelights and Conference Room Glass - Furnish and install sidelights and conference room glass as shown in the Initial Plans.

III. TENANT’S WORK

All work, except for that defined as Landlord Work herein, will be performed by Tenant and deemed to be “Tenant’s Work”. Tenant will do and perform at its expense all Tenant’s Work diligently and promptly. Before doing any Tenant’s Work, Tenant must receive prior written permission from Landlord. No work performed by Tenant is in lieu of current rent or an advance rental payment, nor is any such work deemed of any value to Landlord at the termination or cancellation of this Lease. Tenant’s Work will include, but not be limited to the following:

A.	Specialty electronic equipment, trade fixtures and multimedia improvements; and

B.	Any and all other work necessary to improve and occupy the Premises for Tenant’s use.

Tenant’s construction will comply in all respects with applicable federal, state, county, and local statutes, ordinances, regulations, laws, and codes. Tenant will be responsible for all necessary permits and approvals required to pursue Tenant’s work. Tenant’s work will not hinder or interfere with the conducting of business by other tenants. Tenant’s contractor or subcontractors will not at any time damage, injure, interfere with or delay any other construction within the Building.

EXHIBIT C - FUTURE ELEVATOR CORE

# Exhibit C

109
110
111
112
108
107
106
105
104
103
113
114
115
102
101
Conference
Urban Tech Catalyst
Suite 150 Democratic Party of Wisconsin
Suite 160 Storage Stafford Rosenbaum
Suite 165 Storage 748 RSF
Suite 170 5Nines Data
Suite 15 Charlton Group
Suite 10 Norlight
Suite 13
Suite 11 WIN
Suite 12
Suite 140 Sonic Foundry
Break Room
Training Room
Building Manager
Suite 107 Global Crossing
Errand Solutions 194 RSF
150 RSF
Available 3,590 RSF
Future Elevator Core
Suite 100 Available Retail 8,911 RSF
Suite 30 Available Retail 1,968 RSF
Suite 1 Choice One
Suite 20 First Weber Group

Network222 Floor 1

# Exhibit D -- Right of First Offer Space

Suite 15 Charlton Group
Suite 160 Storage Stafford Rosenbaum
Suite 165 Storage 748 RSF
Suite 150 Democratic Party of Wisconsin
Suite 170 5Nines Data
Suite 10 Norlight
Suite 13
Suite 140 Sonic Foundry
Suite 11 WIN
Suite 12
Break Room
Training Room
Building Manager
Suite 107 Global Crossing
Errand Solutions 194 RSF
150 RSF
Conference
109
110
111
112
113
114
115
108
107
106
105
104
103
102
101
Suite 100 8,911 RSF
Suite 30 Available Retail 1,968 RSF
Suite 1 Choice One
Suite 20 First Weber Group

Network222 Floor 1

FOURTH AMENDMENT TO LEASE

THIS AGREEMENT made and entered into this 5th day of July 2006 (the “Effective Date”), by and between West Washington Associates, LLC, a Wisconsin limited liability company (“Landlord”), and Sonic Foundry, Inc., a Maryland Corporation (“Tenant”).

WHEREAS, in a Lease agreement between the above parties (“Lease”), Tenant Leased from Landlord the premises known as Suite 775 of Network222, 222 West Washington Avenue, Madison, WI 53703 (“Premises”), for a term commencing October 1, 2003, upon the covenants and conditions contained therein.

WHEREAS, the parties amended the Lease and the Premises to include Suite 140 as storage space to the Premises in a First Amendment To Lease dated October 1, 2003.

WHEREAS, the parties amended the Lease to add 3,811 of Usable Area to the Premises in a Second Amendment To Lease dated February 11, 2004.

WHEREAS, in a Third Amendment to Lease dated May 12, 2006 the parties amended the Lease to add the Second Expansion Space consisting of approximately 8,911 of Rentable Square Feet on the first floor of the Building to the Premises; and Tenant exercised its first of two three (3) year options to extend as set forth in Section 18.18 of the Lease.

WHEREAS, Landlord and Tenant now desire to amend the Lease on the terms herein stated, (Capitalized terms shall have the meaning ascribed to them in the Lease unless otherwise noted herein).

THEREFORE, in consideration of the mutual covenants and conditions contained herein the parties hereby agree as follows:

1.	In addition to the Improvement Allowance of $309,950 as set forth in Exhibit B of the Third Amendment to Lease, Landlord shall provide Tenant a Financing Allowance of $116,235 (hereinafter the “Financing Allowance”).

The Financing Allowance shall be amortized over the sixty-one (61) month term of the Second Expansion Space at an annual rate of 12%. The resulting monthly payment of $2,529.32 (the “Financing Payment”) shall be paid by Tenant monthly in advance simultaneously with the monthly Base Rent due for the Second Expansion Space. Accordingly, the combined monthly Base Rent and Financing Payment schedule for the Second Expansion Space shall be as follows:

September 1, 2006 - September 30, 2007:	$19,980.03 per month
October 1, 2007 - September 30, 2008:	$20,351.32 per month
October 1, 2008 - September 30, 2009:	$20,722.61 per month
October 1, 2009 - September 30, 2010:	$21,093.90 per month
October 1, 2010 - September 30, 2011:	$21,465.20 per month

Tenant has occupied and/or inspected the Premises and knows the condition thereof, and acknowledges that no warranties, expressed or implied, are made with respect thereto, except as provided in this Fourth Amendment.

All other conditions of the Lease remain unchanged and all terms of the Lease, as amended, are incorporated herein by reference.

This Agreement shall also be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date and year above written.

WEST WASHINGTON ASSOCIATES, LLC, LANDLORD

By:	/s/ Stacy M. Nemeth
Stacy M. Nemeth, Senior Vice President

By:	/s/ Lee R. Ferderer
Lee R. Ferderer, Corporate Counsel

SONIC FOUNDRY, INC., TENANT

By:	/s/ Kenneth A. Minor
Kenneth A. Minor, Chief Financial Officer

Build-Out Cost Estimate	Tenant: Sonic Foundry - Suite 100	Cost estimate, subject to change.
June 20, 2006	Usable SF: 7,749

	Total Cost	Total Cost/USF		Landlord Cost	Tenant Cost	Comments
Doors & Frames
Lobby Entry Doors	$7,565.00		$0.98		$7,565.00
Removal of exterior door	$4,995.00		$0.64		$4,995.00
Lobby Drs. Demo. / Framing	$950.00		$0.12		$950.00	Wall Tech removal and patch two lobby doors
Doors / frames / hardware/ strikes	$19,821.87		$2.56		$19,821.87
Closest shelf/ coat hooks	$200.00		$0.03		$200.00
Installation of doors / hardware / closet shelf	$2,400.00		$0.31		$2,400.00
Conference rm glass entrance system	$4,600.00		$0.59		$4,600.00
Side-lights for offices	$990.00		$0.13		$990.00
Millwork
Room 1009	$5,500.00		$0.71		$5,500.00	Bachmann Construction
Room 1007	$15,500.00		$2.00		$15,500.00
Room 1002	$11,350.00		$1.46		$11,350.00
Room 1003	$8,450.00		$1.09		$8,450.00
Room 1006	$1,500.00		$0.19		$1,500.00
Room 1001	$14,000 00		$1.81		$14,000.00
Staining of cabinets	$4,704.00		$0.61		$4,704.00
Appliances
Refrigerator	$622.00		$0.08		$900.00	Revised to a GT1SHTXMB
Dishwasher	$500.00		$0.06		$500.00
Life Safety
Sprinkler system	$21,100.00		$2.72		$21,100.00	Insulate or paint piping system?
Electrical
Floor coring / conduit	$3,900.00		$0.50		$3,900.00
Demolition	$1,500.00		$0.19	$1,500.00	$0.00
Life safety	$19,192.00		$2.48		$19,192.00
Electrical base bid	$78,408.00		$10.12		$78,408.00
Security	$16,000.00		$2.06		$19,197.00	The front door was not included in the bid, $3,197.00 additional
Flooring
VCT	$3,600.00		$0.46		$3,600.00
Carpet	$31,800.00		$4.10		$31,800.00
Lobby flooring	$13,600.00		$1.76		$13,600.00
Vinyl Cove Base	$1,400.00		$0.18		$1,400.00
Allowance for leveling	$1,500.00		$0.19		$1,500.00
Window Covers
Roller shades	$4,675.00		$0.60		$4,675.00	Conference room only. No blinds on any other windows. No box included.
Walls
Construction	$47,984.00		$6.19		$47,984.00	wall insulating and blocking
Loft area related work	$950.00		$0.12	$950.00	$0.00
Tape / float	$13,366.00		$1.72		$13,366.00
Wall covering # VWC 3 and 4	$2,624.00	.$	0.34		$2,624.00
Prime and Paint walls	$15,740.00		$2.03		$15,740.00	Review color selections for ease of touchup painting
Plumbing
Break room sink / faucet	$6,000.00		$0.77		$6,000.00	Refrigerator rough-in included / Fiore will provide sink and faucet
Ceiling
Ceiling Tile	$6,480.00		$0.84		$6,480.00
Ceiling spray-K13 grey	$11,500.00		$1.48		$11,500.00	Room 1008
Ceiling spray-K-13 black	$5,923.00		$0.76		$5,923.00	Room 1001/ 1002 Awaiting confirmation for ceiling spraying
Paint existing ductwork for lobby			$0.00		$0.00	Awaiting pricing
Paint sprinkler piping			$0.00		$0.00	Awaiting pricing
Lobby grid and panels	$7,300.00		$0.94		$7,300.00	Central Ceiling grid and wood panels is $11,000
Demolition of lobby	$500.00		$0.06	$500.00	$0.00	Provide route for electrical and HVAC work
Fire proofing allowance	$1,000.00		$0.13		$1,000.00
Roof drains and sprinkler pipes			$0.00		$0.00	Paint or Insulate with galvanized appearance?
HVAC
HVAC distribution	$69,280.41		$8.94	$7,500.00	$61,780.41	Fintube $3,500 / ductwork from mech. rm. $3,000
Air Balancing	$1,880.00		$0.24		$1,880.00
Controls	$7,610.00		$0.98		$7,610.00
Heating pipe insulation			$0.00		$0.00	Awaiting choices for the ceiling insulation selections?
General Conditions
Permit Fees	$2,300.00		$0.30		$2,300.00
Architectural	$15,498.00		$2.00		$15,498.00
Interior signage	$2,569.00
Exterior sign	$100.00
Dumpster	$1,500.00		$0.19		$1,500.00	allowance
Cleaning	$2,400.00		$0.31		$2,400.00	Jobsite cleaning and window cleaning
Flore Labor	$2,000.00		$0.26		$2,000.00

Subtotal	$524,827.28		$67.38	$10,450.00	$515,183.28
Management fee 8%	$41,986.18		$5.42	$0	$41,986.18

Total Project Cost	$566,813.46		$73.15	$10,450.00	$557,169.46
Tenant Improvement Allowance					$(309,950.00)

Tenant Improvement Overage (to be paid by Tenant)					$247,219.46

Tenant Acknowledgement & Approval:	Ken Minor
Date:	7-5-06